UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 12, 2012

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

19975 Victor Parkway, Livonia, MI	48152
_______________________________________________	____________
(Address of Principal Executive Offices)	(Zip Code)

      (734) 591-3000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

.

Items to be Included in this Report

Item 8.01  Other Events.

Adoption of the Compensation Recovery Policy

On December 12, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Valassis Communications, Inc. (“Valassis”) adopted a Compensation Recovery Policy (the “Policy”), effective December 12, 2012, that is applicable to its current and former executive officers.  Pursuant to the Policy, in the event that (i) Valassis is required to prepare a material restatement of its financial results, or (ii) Valassis determines that an executive officer’s intentional misstatement, fraud or other intentional wrongdoing directly impacted Valassis’ financial results, even if such wrongdoing did not result in a material restatement of such financial results, then the Committee may recoup all or any portion of an executive’s “Covered Incentive Compensation.”  Covered Incentive Compensation is defined as any annual incentive, long-term incentive, equity-based award or other performance-based award which was paid, granted or vested after the effective date of the Policy and during the three-year period preceding the date on which the Company discovers the wrongdoing or identifies the need to file an accounting restatement based upon the achievement of the inaccurate financial results.

The Committee has adopted this Policy with the understanding that it may subsequently need to amend it to ensure its compliance with the yet to be issued final rule and regulations under the Dodd-Frank Act pertaining to the recoupment of incentive-based compensation.

The foregoing description is qualified in its entirety by reference to the Policy attached as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                                Description

99.1                                    Valassis Communications, Inc. Compensation Recovery Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/s/ Todd Wiseley
Date: December 18, 2012	Name:	Todd Wiseley
	Title:	General Counsel, Executive Vice President, Administration and Secretary

EXHIBIT INDEX

Exhibit No.                                Description

99.1                                    Valassis Communications, Inc. Compensation Recovery Policy